Exhibit 8.1
List of Subsidiaries
1.	MCE Finance Limited, incorporated in the Cayman Islands

2.	MPEL International Limited, incorporated in the Cayman Islands

3.	MPEL Nominee One Limited, incorporated in the Cayman Islands

4.	MPEL Nominee Two Limited, incorporated in the Cayman Islands

5.	MPEL Investments Limited, incorporated in the Cayman Islands

6.	Melco Crown Gaming (Macau) Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

7.	Golden Future (Management Services) Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

8.	Melco Crown (Cafe) Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

9.	Melco Crown (COD) Hotels Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

10.	Melco Crown (COD) Developments Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

11.	Altira Hotel Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

12.	Altira Developments Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

13.	Melco Crown Hospitality and Services Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

14.	Melco Crown (COD) Retail Services Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

15.	COD Theatre Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

16.	Melco Crown COD (HR) Hotel Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

17.	Melco Crown COD (GH) Hotel Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

18.	MPEL Services Limited, incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China

19.	Melco Crown Security Services Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

20.	MPEL Ventures Limited, incorporated in the British Virgin Islands

21.	MPEL Properties (Macau) Limited, incorporated in the Macau Special Administrative Region of the People’s Republic of China

22.	MCE Holdings Limited, incorporated in the Cayman Islands

23.	MCE International Limited, incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China